
                                                                                                              EXHIBIT 12


                                                               MERRILL LYNCH PREFERRED CAPITAL TRUST V
                                                                MERRILL LYNCH PREFERRED FUNDING V, L.P.
                                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                          (dollars in thousands)


                                                                                                             FOR THE PERIOD
                                      FOR THE YEAR ENDED                 FOR THE YEAR ENDED                NOVEMBER 3, 1998
                                      DECEMBER 29, 2000                  DECEMBER 31, 1999               TO DECEMBER 25, 1998
                           ---------------------------------  ---------------------------------  ----------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED        PREFERRED       PREFERRED
                            CAPITAL TRUST V  FUNDING  V,L.P.   CAPITAL TRUST V  FUNDING  V,L.P.   CAPITAL TRUST V  FUNDING  V, L.P.
                           ----------------- ---------------  ----------------- ---------------  ----------------- ----------------


Earnings                       $ 63,795           $ 74,901        $ 63,795           $ 74,798         $ 10,101            $ 11,829
                               ========           ========        ========           ========         ========            ========


Fixed charges                  $      -           $      -        $      -           $      -         $      -            $      -

Preferred securities
 distribution
 requirements                    61,880             63,795          61,880             63,795            9,798              10,101
                               --------           --------        --------           --------         --------            --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 61,880           $ 63,795        $ 61,880           $ 63,795         $  9,798            $ 10,101
                               ========           ========        ========           ========         ========            ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17             1.03                1.17

